Exhibit 99.1

Press Release
FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST INC. ® REPORTS FIRST QUARTER 2012 RESULTS

Same-Store Cash NOI Growth of 9.0 Percent; Average Same-Store Occupancy

Increased 200 Basis-Points Year-over-Year to 90.8 Percent

Leased 3.3 Million Square Feet; 13 Percent Increase Year-over-Year

Funds from Operations of $0.11 per Share in Q1

Guidance Increased to $0.38 - $0.42 per Share

DENVER, Colo., May 2, 2012 – DCT Industrial Trust Inc.® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter ending March 31, 2012.

“2012 is off to a great start. I am very pleased with our operating and financial results as well as our capital deployment efforts,” said Phil Hawkins, President and Chief Executive Officer of DCT Industrial. “Overall leasing activity is positive and industrial leasing fundamentals continue to improve. We also have an active pipeline of capital deployment opportunities under consideration, the majority of which are located in coastal markets.”

Funds from Operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for the first quarter of 2012 totaled $29.0 million, or $0.11 per diluted share, compared with $23.4 million, or $0.09 per diluted share, for the first quarter of 2011. These results exclude $0.2 million of acquisition costs for the quarter ending March 31, 2012 and $0.4 million of acquisition costs for the quarter ending March 31, 2011.

Net loss attributable to common stockholders for the first quarter of 2012 was $6.0 million, or $0.03 per diluted share, compared with a net loss of $8.5 million, or $0.04 per diluted share, reported for the first quarter of 2011.

Property Results and Leasing Activity

The Company signed leases totaling 3.3 million square feet in the first quarter of 2012, a 13 percent increase over the first quarter of 2011. Rental rates on signed leases increased 3.1 percent on a GAAP basis and decreased 3.7 percent on a cash basis compared to prior leases. Over the previous four quarters, rental rates on signed leases increased 2.0 percent on a GAAP basis and decreased 5.7 percent on a cash basis. The Company’s tenant retention rate was 70.9 percent in the first quarter of 2012.

As of March 31, 2012, DCT Industrial owned 408 consolidated properties, totaling 58.2 million square feet with occupancy of 90.1 percent, compared to 90.5 percent as of December 31, 2011. In addition, 0.7 million square feet, or 1.3 percent of DCT Industrial’s total consolidated portfolio, was leased but not occupied.

518 17TH STREET, 8TH FLOOR — DENVER, CO 80202

303.597.2400 — DCTINDUSTRIAL.COM

Net operating income (“NOI”) was $47.8 million in the first quarter of 2012, compared with $42.3 million reported for the first quarter of 2011. First quarter of 2012 same-store NOI, excluding revenue from lease terminations, increased 9.0 percent on a cash basis and increased 3.8 percent on a GAAP basis, when compared to the same period last year. Occupancy of same-store properties averaged 90.8 percent in the first quarter of 2012, an increase of 200 basis-points compared with an average of 88.8 percent in the first quarter of 2011. Occupancy of same-store properties ended at 90.8 percent as of March 31, 2012.

Investment Activity

Acquisitions

Through April, DCT Industrial acquired three buildings totaling $26.4 million located in Atlanta, Chicago and Phoenix.

In January, the Company acquired a 76,000 square foot, Class A distribution building located in the Southwest submarket of Phoenix. The building was purchased from the current user who is expected to vacate in July 2012. DCT Industrial is actively marketing the building to new users with strong early interest. DCT Industrial anticipates a stabilized cash yield of 10.1 percent.

In April, DCT Industrial acquired a 157,000 square foot, bulk-distribution building in the Northmont Business Park of Atlanta, one of Northeast Atlanta’s premier master planned industrial parks. Built in 2001, this Class A facility is currently 100 percent occupied by a single tenant. With this acquisition, DCT now owns 8 buildings totaling 917,000 square feet within Northmont Business Park. The Company anticipates a year-one cash yield of 6.5 percent on the building.

Finally, also in April, the Company acquired a 304,000 square foot distribution building in the Central DuPage submarket of Chicago. This Class A, rear-loaded facility was built in 2000 and is 100 percent leased and 50.2 percent occupied. The Company anticipates a stabilized cash yield of 7.0 percent on the building.

The table below represents a summary of the acquisitions closed since January 1, 2012:

Market	Submarket	Square Feet	Occupancy	Closed
Phoenix, AZ(1)	Southwest	76,000	100.0%	Jan-12
Atlanta, GA	Northeast I-85	157,000	100.0%	Apr-12
Chicago, IL	Central DuPage	304,000	50.2%	Apr-12
Total / Weighted Average		537,000	71.8%

(1)	Tenant expected to vacate the building in July 2012.

Dispositions

Year-to-date, the Company has completed three dispositions in Atlanta and Charlotte, totaling 184,000 square feet with combined proceeds of $8.4 million and with a projected year-one weighted average cash yield of 2.4 percent. The Charlotte disposition completes DCT Industrial’s exit from that market.

The table below represents a summary of the dispositions closed since January 1, 2012:

Market	Submarket	Square Feet	Occupancy	Closed
Atlanta, GA	Northeast I-85	85,000	85.5%	Jan-12
Atlanta, GA	Northeast I-85	19,000	100.0%	Feb-12
Charlotte, NC	Southwest	80,000	0.0%	May-12
Total / Weighted Average		184,000	49.7%

Development

As previously announced, DCT Industrial acquired a 32.6 acre land parcel, within the I-55 South industrial submarket of Chicago in Boldt Park. The Company plans to start construction in May on DCT 55, a 604,000 square foot, cross-dock facility. The building will incorporate DCT Industrial’s sustainable design initiative and DCT Industrial will seek LEED certification on the building.

“The I-55 submarket is one of the most desirable distribution areas in Chicago, with favorable supply dynamics for buildings of this size,” said Neil Doyle, the Company’s Managing Director, Central Region. “We are confident that DCT 55 will be well-received in the market given strong user activity and the building’s state-of-the-art design.”

In March, DCT Industrial commenced construction on Building A at DCT Commerce Center at Pan American West Industrial Park, the first of a two-building development project in the Airport West submarket of Miami. The 167,000 square foot, class-A, rear-load distribution building is being built on one of the last remaining parcels of developable land in what is considered the top sub-market in Miami. Construction is expected to be completed in the third quarter of 2012.

In April, the Company announced the signing of a long-term lease for all of Phase 2 at its Dulles Summit development project in the Dulles Corridor submarket of Washington, D.C. The 179,000 square foot lease is with a subsidiary of a Fortune 500 company. The Company commenced development of Phase 2, a two building, 179,000 square foot project, in late 2011. The first building will be finished in the first quarter of 2013 and the second building will be complete in the third quarter of 2013.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on July 18, 2012 to stockholders of record as of July 6, 2012.

Guidance

The Company increased and narrowed 2012 FFO guidance, as adjusted, to $0.38 to $0.42 per diluted shares up from $0.36 to $0.41. Additionally, net loss attributable to common stockholders and unitholders is expected to be between $(0.12) and $(0.08) per diluted share.

The Company’s guidance excludes real estate gains and losses and acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss first quarter 2012 on Thursday, May 3, 2012 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 317-6789 or (412) 317-6789. A telephone replay will be available until 9 a.m. Eastern Time, Thursday, May 17, 2012 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10012767. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until May 3, 2013.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust Inc.®

DCT Industrial Trust Inc. is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of March 31, 2012, the Company owned interests in approximately 75.4 million square feet of properties leased to approximately 900 customers, including 17.2 million square feet operated on behalf of five institutional capital management partners. Additional information is available at www.dctindustrial.com.

CONTACT:

Melissa Sachs

DCT Industrial Trust Inc.

303-597-2400

investorrelations@dctindustrial.com

##

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS:
Land	$654,573	$647,552
Building and improvements	2,392,386	2,393,346
Intangible lease assets	83,633	84,779
Construction in progress	34,855	35,386

Total investment in properties	3,165,447	3,161,063
Less accumulated depreciation and amortization	(610,403)	(589,314)

Net investment in properties	2,555,044	2,571,749
Investments in and advances to unconsolidated joint ventures	139,417	139,278

Net investment in real estate	2,694,461	2,711,027
Cash and cash equivalents	10,980	12,834
Notes receivable	1,010	1,053
Deferred loan costs, net	8,038	8,567
Straight-line rent and other receivables, net of allowance for doubtful accounts of $1,418 and $1,256, respectively	44,549	42,349
Other assets, net	20,103	17,468

Total assets	$2,779,141	$2,793,298

LIABILITIES AND EQUITY:
Liabilities:
Accounts payable and accrued expenses	$34,695	$45,785
Distributions payable	19,140	19,057
Tenant prepaids and security deposits	22,772	22,864
Other liabilities	29,066	29,797
Intangible lease liability, net	18,340	18,897
Line of credit	25,000	—
Senior unsecured notes	935,000	935,000
Mortgage notes	315,230	317,783

Total liabilities	1,399,243	1,389,183

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized 247,104,435 and 245,943,100 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	2,471	2,459
Additional paid-in capital	2,026,288	2,018,075
Distributions in excess of earnings	(806,580)	(783,229)
Accumulated other comprehensive loss	(27,812)	(29,336)

Total stockholders’ equity	1,194,367	1,207,969
Noncontrolling interests	185,531	196,146

Total equity	1,379,898	1,404,115

Total liabilities and equity	$2,779,141	$2,793,298

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended March 31,
	2012	2011
REVENUES:
Rental revenues	$66,099	$59,879
Institutional capital management and other fees	1,055	1,019

Total revenues	67,154	60,898

OPERATING EXPENSES:
Rental expenses	8,121	8,422
Real estate taxes	10,227	9,139
Real estate related depreciation and amortization	32,139	29,846
General and administrative	5,785	7,056
Casualty gains	(155)	—

Total operating expenses	56,117	54,463

Operating income	11,037	6,435
OTHER INCOME AND EXPENSE:
Equity in loss of unconsolidated joint ventures, net	(854)	(1,357)
Interest expense	(17,028)	(15,511)
Interest and other income	197	85
Income tax expense and other taxes	(268)	(40)

Loss from continuing operations	(6,916)	(10,388)
Income from discontinued operations	86	543

Consolidated net loss of DCT Industrial Trust Inc.	(6,830)	(9,845)
Net loss attributable to noncontrolling interests	826	1,309

Net loss attributable to common stockholders	(6,004)	(8,536)

Distributed and undistributed earnings allocated to participating securities	(128)	(118)

Adjusted net loss attributable to common stockholders	$(6,132)	$(8,654)

EARNINGS PER COMMON SHARE – BASIC AND DILUTED:
Loss from continuing operations	$(0.03)	$(0.04)
Income from discontinued operations	0.00	0.00

Net loss attributable to common stockholders	$(0.03)	$(0.04)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	246,367	233,288

Reconciliation of Net Loss Attributable to Common Stockholders to Funds from Operations(1)

(unaudited, in thousands, except per share and unit data)

	Three Months Ended March 31,
	2012	2011
Net loss attributable to common stockholders	$(6,004)	$(8,536)
Adjustments:
Real estate related depreciation and amortization	32,166	31,143
Equity in loss of unconsolidated joint ventures, net	854	1,357
Equity in FFO of unconsolidated joint ventures	2,834	316
Impairment losses on depreciable real estate	—	42
Gain on dispositions of real estate interests	(88)	—
Noncontrolling interest in the operating partnership’s share of the above adjustments	(3,744)	(3,623)
FFO attributable to unitholders	2,709	2,261

FFO attributable to common stockholders and unitholders, basic and diluted(1)	28,727	22,960

Adjustments:
Acquisition costs(2)	237	400

FFO, as adjusted, attributable to common stockholders and unitholders, basic and diluted	$28,964	$23,360

FFO per common share and unit, basic and diluted	$0.11	$0.09

FFO, as adjusted, per common share and unit, basic and diluted	$0.11	$0.09

FFO weighted average common shares and units outstanding:
Common shares for earnings per share – basic	246,367	233,288
Participating securities	1,580	1,627
Units	25,731	25,513

FFO weighted average common shares, participating securities and units outstanding - basic	273,678	260,428
Dilutive common stock equivalents	584	539

FFO weighted average common shares, participating securities and units outstanding - diluted	274,262	260,967

(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).
(2)	Excluding amounts attributable to noncontrolling interests.

Guidance

The Company is providing the following guidance:

	Range for the Full-Year 2012
	Low	High
Guidance:
Earnings per common share - diluted	$(0.12)	$(0.08)
Impairments and acquisition cost	0.01	0.01
Real estate related depreciation and amortization net of noncontrolling interests(1)	0.49	0.49

FFO, as adjusted, per common share and unit-diluted(2)	$0.38	$0.42

(1)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2)	The Company’s guidance excludes real estate gains and losses, impairments and acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three months ended

March 31, 2012 and 2011 (in thousands):

	Three Months Ended March 31,
	2012	2011
CALCULATION OF ADJUSTED EBITDA
Net loss attributable to common stockholders	$(6,004)	$(8,536)
Interest expense(1)	17,028	15,511
Proportionate share of interest expense from unconsolidated joint ventures	737	839
Real estate related depreciation and amortization(1)	32,166	31,143
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	2,321	1,426
Income tax expense and other taxes(1)	268	40
Stock-based compensation amortization	980	1,381
Noncontrolling interests(1)	(826)	(1,309)
Non-FFO gains on dispositions of real estate interests	(88)	—
Impairment losses(1)	—	42

Adjusted EBITDA	$46,582	$40,537

CALCULATION OF FIXED CHARGES
Interest expense(1)	$17,028	$15,511
Capitalized interest	693	761
Amortization of loan costs and debt premium/discount	(282)	(213)
Proportionate share of interest expense from unconsolidated joint ventures	737	839

Total fixed charges	$18,176	$16,898

Fixed charge coverage	2.6	2.4

(1)	Includes amounts related to discontinued operations.

The following table is a reconciliation of our reported “Loss from continuing operations” to our net operating income for the three months ended March 31, 2012 and 2011 (in thousands):

	Three Months Ended March 31,
	2012	2011
Reconciliation of loss from continuing operations to NOI:
Loss from continuing operations	$(6,916)	$(10,388)
Income tax expense and other taxes	268	40
Interest and other income	(197)	(85)
Interest expense	17,028	15,511
Equity in loss of unconsolidated joint ventures, net	854	1,357
General and administrative	5,785	7,056
Real estate related depreciation and amortization	32,139	29,846
Casualty gains	(155)	—
Institutional capital management and other fees	(1,055)	(1,019)

Total net operating income	47,751	42,318
Less net operating income- non-same store properties	(4,430)	(579)

Same store GAAP net operating income	43,321	41,739
Less revenue from lease terminations	(73)	(54)

Same store GAAP net operating income, excluding revenue from lease terminations	43,248	41,685
Less straight-line rents, net of related bad debt expense	(1,078)	(3,014)
Add back amortization of above/(below) market rents	(142)	(115)

Same store cash net operating income, excluding revenue from lease terminations	$42,028	$38,556

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes institutional capital management fees, depreciation, amortization, casualty gains, impairment, general and administrative expenses, equity in losses of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income, and interest expense. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measureable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO excluding severance, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains and losses on disposed assets and business combinations. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the continuing impact of the economic downturn and the strength of the economic recovery and the potential impact of the financial crisis in Europe; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as fires, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.